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                                    EXHIBIT 1

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D


Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13D, and agrees that this Schedule 13D is filed on its behalf.

Dated:  August 30, 2001

                               USAT REORGANIZATION, LLC

                               BY: /s/ Patrick J. Writer, Sr.
                               ------------------------------------
                               Patrick J. Writer, Sr., Co-Manager

                               BY: /s/ Robert D. Krintzman.
                               ------------------------------------
                               Robert D. Krintzman, Co-Manager


                               PATRICK J. WRITER, SR.

                               /s/ Patrick J. Writer, Sr.
                               ------------------------------------
                               Patrick J. Writer, Sr.


                               ROBERT D. KRINTZMAN

                               /s/ Robert D. Krintzman
                               ------------------------------------
                               Robert D. Krintzman